EXHIBIT 10.33

                                      LEASE

          THIS LEASE AGREEMENT (the "Lease") is made and entered into as of the 23rd day of June, 1999 by and between ACP OFFICE I, L.L.C. ("Landlord"), whose address for purposes hereof is 3440 Hollywood Boulevard, Suite #360, Hollywood, Florida 33021 and MORTGAGE.COM, a Florida corporation ("Tenant"), whose addresses for purposes hereof is 8751 Broward Blvd., Plantation, Florida 33324.

                                    PREMISES

          1. Subject to and upon the terms, provisions, covenants and conditions set forth in this Lease, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord leases, demises and lets to Tenant and Tenant leases, demises and lets from Landlord the "Premises" (as hereinafter defined) withih the office buildings designated as Buildings H and J on EXHIBIT A attached hereto and made a part hereof having an address of 1643 North Harrison Parkway, Sunrise, Florida 33323 ("collectively Building"). "Premises" shall mean the 34,825 square feet of Rentable Area of office space on the second floor of Building H ("Office Area") and the seventy-six thousand nine hundred eighty-nine (76,989) square feet of Rentable Area of ground floor spaced located on the ground floor of Building H and the portion of the ground floor of Building J as shown on the floor plan attached hereto and made a part hereof as EXHIBIT A ("Ground Floor Area"). The parties hereby agree that the "Rentable Area" of the Premises is stipulated to be one hundred eleven thousand eight hundred fourteen (111,814) square feet.

                  Notwithstanding anything contained in this Lease to the contrary, even though the Premises are located on the property located in Sunrise, Florida, described on EXHIBIT B ("Land"), the Tenant's use of portions of the Land located outside of the Premises shall be the non-exclusive right to use the "Common Areas" (as hereinafter defined) to the extent such Common Areas are made available for use by tenants of the Project generally. Tenant specifically acknowledges Landlord shall have the right and reserves for itself the right to grant third parties, easements to use all exterior portions of the Building and/or the Land, including, but not limited to, the drives, parking area, landscape, covered walkways, exterior elevators, overhangs, green areas, roof areas and such other areas as may be developed and/or redeveloped from time to time upon the Land with any improvements thereon (the Land with all improvements thereon is the "Project").

                                      TERM

         2.1 This Lease shall be for the term of one hundred twenty (120) calendar months (the "Initial Term" or "Term"), commencing upon a date ("Commencement Date") which is the earlier of (i) Tenant's occupancy of the Premises; or (ii) one-hundred twenty (120) days after issuance of a building permit for leasehold improvements to the Premises; or (iii) one-hundred eighty
(180) days after June 23, 1999 unless sooner terminated or extended as provided herein. Upon substantial completion of tenant improvements, defined as completion of items required of Landlord on EXHIBIT "D" (exclusive of punch list items), occupancy by Tenant of any part of the Premises for the

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conduct of its business therein or Landlord's receipt of a temporary or final certificate of occupancy or such earlier date as the Commencement Date shall occur, as above provided Tenant agrees to execute a Tenant Acceptance Letter (attached as "EXHIBIT C") acknowledging acceptance of the Premises and the Commencement Date of the Lease.

                  If Tenant, with Landlord's consent, shall occupy the Premises prior to the beginning of the Term as specified above, all provisions of this Lease shall be in full force and effect commencing upon such occupancy, and "Rent" (as hereafter defined) for such period shall be paid by Tenant at the same rate herein specified.

                  The first "Lease Year" shall begin on the Commencement Date and shall extend through the last day of the twelfth (12th) full calendar month thereafter. Thereafter, each "Lease Year" shall commence on the date following the expiration of the preceding Lease Year and shall end on the expiration of twelve (12) calendar months thereafter; provided, however, that the last "Lease Year" shall end on the expiration date of this Lease.

         2.2 The Tenant shall have the right to extend the Term of this Lease for two (2) additional periods of five (5) years each (each period being an "Extension Term"). The first period commencing on the day following the expiration of the Initial Term ("Commencement of First Extension Term") and ending on the last day of the calendar month in which the day preceding the fifth anniversary of the Commencement of the First Extension Term occurs, unless sooner terminated ("First Extension Term") and the second period commencing on the day following the expiration of the First Extension Term ("Commencement of the Second Extension") and ending on the last day of the calendar month on the day preceding the fifth anniversary of the Commencement of the Second Extension Term occurs, unless sooner terminated ("Second Extension Term"), provided that
(i) the Tenant shall give Landlord notice ("Extension Notice") at least twelve
(12) months prior to the expiration of the Term then in effect, and (ii) there shall be no "Event of Default" (as hereinafter defined) of Tenant which remains uncured as of the time of giving such Extension Notice.

                  Within thirty (30 ) days after receipt of each Extension Notice, the Landlord will deliver a lease addendum specifying the "Market Rate" for such extension ("Extension Addendum"). The Tenant will have fifteen (15) days from receipt of Landlord's proposed Extension Addendum to execute such Extension Addendum and deliver same to Landlord, which would constitute an extension of this Lease. The Base Rent payable by Tenant to Landlord during each Lease Year of the (a) first Extension Term shall be the Market Rate as set forth in the Extension Addendum (as determined by Landlord within thirty (30) days after Landlord's receipt of such Extension Notice as to the First Extension
Term) and (b) the second Extension Term shall be the Market Rate as set forth in the Extension Addendum (as determined by Landlord within thirty (30) days after Landlord's receipt of the Extension Notice with regard to the Second Extension
Term).

                  In addition to the Base Rent set forth above, the Tenant shall pay throughout the Term all other monetary obligations attributable to the Premises, including all Additional Rent, and shall

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be required to pay and perform all other obligations required to be paid and performed pursuant to this Lease, except that the Base Rent shall be adjusted as set forth above. Notwithstanding anything contained herein to the contrary, in no event shall Tenant have the right to extend the Term unless Tenant timely and properly exercises the Extension Notice with respect to such applicable extension. The termination of this Lease during the Term hereof shall also terminate and render void any remaining options or right on the part of Tenant to extend the Term of this Lease.

         2.3 The Initial Term as extended pursuant to Section 2.2 is referred to as "Term" or "Lease Term."

                                    BASE RENT

         3.1 "Base Rent" shall mean the amount payable each Lease Year set forth below, together with sales tax thereon.

                          (GROUND FLOOR AREA)
     LEASE     SQUARE       RENT         RENT/           RENT/
     YEAR       FOOT        SQ/FT        MONTH           YEAR
     -----     ------     ---------  -------------  --------------
         1     76,989     $   10.25  $   65,761.44  $   789,137.25
         2     76,989     $   10.45      67,044.59      804,535.05
         3     76,989     $   10.65      68,327.74      819,932.85
         4     76,989     $   10.86      69,675.05      836,100.54
         5     76,989     $   11.07      71,022.35      852,268.23
         6     76,989     $   11.29      72,433.82      869,205.81
         7     76,989     $   11.52      73,909.44      886,913.28
         8     76,989     $   11.75  75,385,06          904,620.75
         9     76,989     $   11.99      76,924.84      923,098.11
        10     76,989     $   12.24      78,528.78      942,345.36

                          (SECOND FLOOR AREA)

         1     34,825     $   13.00      37,727.08      452,725.00
         2     34,825         13.28      38,539.67      462,476.00
         3     34,825         13.57      39,381.27      472,575.25
         4     34,825         13.86      40,222.88      482,674.50
         5     34,825         14.16      41,093.50      493,122.00
         6     34,825         14.47      41,993.15      503,917.75
         7     34,825         14.79      42,921.81      515,061.75
         8     34,825         15.12      43,879.50      526,554.00
         9     34,825         15.46      44,866.21      538,394.50
        10     34,825         15.81      45,881.94      550,583.25

Lease Aggregate Base Rent $13,626,241.23

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                  During any extension of the Term, the Base Rent would be based on the Market Rate as provided in Section 2.2. Tenant shall pay Landlord, without previous demand therefore, and without any off-sets or deductions whatsoever, the Rent for each Lease Year during the Term, which Base Rent shall be payable in equal monthly installments payable on the first day of each month in advance.

         3.2 Each payment of Base Rent and/or Additional Rent (collectively referred to as "Rent") shall be without any offset or deduction whatever, on or before the first day of the month, in lawful (legal tender for public or private debts) money of the United States of America, at the ACP OFFICE I, L.L.C., 444 Brickell Avenue, Suite 1001, Miami, Florida 33131 or elsewhere as designated from time to time by Landlord's written notice to Tenant.

                  In addition to Base Rent, Tenant shall pay to Landlord each month a sum equal to any sales tax, tax on rentals, and any other charges, taxes and/or impositions now in existence or hereafter imposed based upon the privilege of renting the space leased hereunder or upon the amount of rentals collected therefor. Nothing herein shall, however, be taken to require Tenant to pay any part of any Federal and State Taxes on income imposed upon Landlord.

                  If a Rent payment is not received within five (5) business days after its due date, Landlord shall be entitled, in addition to any other remedy that may be available, to an administrative fee and late charge of five percent (5%) of the rent payment or Two Hundred Dollars ($200.00), whichever amount is greater.

         3.3 In addition to the Base Rent, Tenant shall pay to Landlord without demand on the first day of each month during the Term as Additional Rent, "Tenant's Proportionate Share of Operating Expenses" and "Tenant's Proportionate Share of Taxes" (as those terms are hereinafter defined).

                  "Tenant's Proportionate Share of Operating Expenses" shall mean 17.39%.

                  "Tenant's Proportionate Share of Taxes" shall mean 17.39%.

                  In the event that additional rentable square footage is constructed upon the Project, above and beyond that which exists as of the date of the execution of this Lease by Landlord and Tenant, then the Tenant's Proportionate Share of Operating Expenses and the Tenant's Proportionate Share of Taxes shall be equitably adjusted based on the same formula that such percentages were calculated by Landlord based on the existing square footage of rentable area within the Project. Promptly following the Commencement Date and each year thereafter with respect to each calender year ("Fiscal Year") occurring during the Term of this Lease or any renewals thereof, Landlord shall deliver to Tenant a documented statement setting forth Landlord's reasonable estimate of the Operating Expenses and Taxes for the then current Fiscal Year (and pro rata for any portion of the

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month) and Tenant shall pay, as Additional Rent, an amount equal to one-twelfth
(1/12) of the estimated Tenant's Proportionate Share of Operating Expenses and Tenant's Proportionate Share of Taxes in advance on the first day of each month, together with each payment of Base Rent. Landlord's failure to render or delay in rendering Landlord's estimate of Operating Expenses and Taxes or any component of Operating Expenses and Taxes shall not prejudice Landlord's right to thereafter render an estimate of Operating Expenses and Taxes for such Fiscal Year or any component nor shall the rendering of Landlord's estimate of Operating Expenses and Taxes prejudice Landlord's right to thereafter render corrected estimates) of Operating Expenses and Taxes. If, however, Landlord shall not furnish any such estimates) or if Landlord shall delay in furnishing any such estimate(s), then: (i) until the first day of the month following the month which is thirty (30) days after the date such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord in respect to the last month of the preceding Fiscal Year; and (ii) if after such estimate is furnished to Tenant, Landlord shall give notice to Tenant, stating whether the installment of Operating Expenses and Taxes previously made for such Fiscal Year were greater or less than the installment of Operating Expenses and Taxes which should have been due for such Fiscal Year in accordance with such estimates and
(a) if there shall be a deficiency, the Tenant shall pay the amount thereof within thirty (30) days after demand therefor or (b) if there shall have been an overpayment, Landlord shall refund to Tenant the amount thereof within thirty
(30) days or apply same to the next installments of Operating Expenses and Taxes payable by Tenant.

                  After the end of each Fiscal Year (and Landlord shall endeavor to do so within one hundred eighty (180) days after the end of each Fiscal
Year), Landlord shall determine the actual Operating Expenses incurred during the preceding Fiscal Year and shall furnish Tenant with a statement of such actual Operating Expenses for such Fiscal Year ("Landlord's Statement") and there shall be an adjustment between Landlord and Tenant, with payment to Landlord or to Tenant, as the case may be, which shall be made within thirty
(30) days of the date of such Landlord's Statement. In any case provided in this
Section in which Tenant is entitled to receive a refund, the Landlord may, in lieu of allowing such refund, credit against such future installments of Rent, any amounts to which Tenant shall be entitled. Nothing in this Article shall be construed so as to result in a decrease of the Rent hereunder. If this Lease shall expire before any such credit shall have been fully applied, then (provided Tenant is not in Default) Landlord shall refund to Tenant the unapplied balance of such credit. Tenant (or its authorized representatives) shall have the right, (at Tenant's sole cost and expense) at anytime after delivery of Landlord's Statement for the prior Fiscal Year and prior to a date ending ninety (90) days after delivery of such Landlord's Statement to inspect Landlord's records which are directly relevant to the Operating Expenses for the prior Fiscal Year ("Records"). In the event Tenant shall not object to Landlord's Statement within such ninety (90) day period, then Landlord's Statement shall be binding on the Tenant. In connection with any examination by Tenant of Landlord's records, Tenant agrees to treat and to require its employees, accountants and agents to treat all information as confidential and not to disclose it to any other person; Tenant will confirm or cause its agents or otherwise authorized representatives to confirm such agreement in a separate written agreement, if requested by Landlord. In the event Tenant's

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inspection determines that Landlord has overstated Operating Expenses by more than five percent (5%) of such Operating Expenses, then Landlord shall reimburse Tenant for its reasonable expenses in auditing such Operating Expenses. In the event Tenant's audit of Landlord's records discovers an overpayment or an underpayment, Landlord and Tenant shall within thirty (30) days of such determination, pay or credit to the other, as applicable, the amount of the discrepancy.

                  Landlord's failure to render or delay in rendering a Landlord's Statement with respect to any Fiscal Year or any component of the Operating Expenses shall not prejudice Landlord's rights to thereafter render a Landlord's Statement with respect to such Fiscal Year or any such component nor shall the rendering of a Landlord's Statement for any Fiscal Year prejudice Landlord's right to thereafter render a corrected Landlord's Statement for such Fiscal Year. Landlord's failure to render or delay in rendering a bill with respect to any installment of Taxes shall not prejudice Landlord's right to thereafter render such a bill for such installment, nor shall the rendering of a bill for any installment prejudice Landlord's right to thereafter render a corrected bill for any such installment.

                  After the expiration of the Term, Landlord shall deliver to Tenant a statement setting forth: (i) Tenant's Proportionate Share of Operating Expenses prorated during the final Lease Year, up to and including the date of expiration of the Term; and (ii) any underpayment or overpayment of same based on Tenant's payment of Tenant's Proportionate Share of the projected Operating Expenses made during the final Lease Year. In the event of any such underpayment, Tenant shall pay the full amount of same to Landlord within fifteen (15) days of demand. If Tenant has overpaid, Landlord shall reimburse Tenant the full amount of such overpayment within fifteen (15) days of demand; provided, however, in the event that the Tenant shall owe Landlord any monies, then the Landlord shall have the right to apply the amount which would otherwise be reimbursed to Tenant toward any monies owed by Tenant to Landlord. The respective obligations of the parties hereto. pursuant to this Section shall survive the termination of this Lease.

                  For purposes hereof, Operating Expenses shall be based upon the Fiscal Year, and with respect to the share thereof to be paid by Tenant, prorated for any partial Fiscal Year during the Term thereof.

                  Landlord agrees that the maximum amount that Tenant shall be required to pay for Tenant's Proportionate Share of Operating Expenses and Tenant's Proportionate Share of Taxes during the calendar year 1999 shall be an aggregate of (i) Four Dollars ($4.00) per square foot of the Rentable Area of the Office Area portion of the Premises (exclusive of electric and j anitorial charges and exclusive of sales taxes); and (ii) Three and 50/100 Dollars ($3.50) per square foot of the Rentable Area of the Ground Floor Area portion of the Premises (exclusive of electric and janitorial charges and exclusive of sales taxes).

                  Additionally, during the third Lease Year through the tenth Lease Year, inclusive, the Landlord agrees that increases in Landlord's controllable Operating Expenses (excluding taxes, insurance and utilities) will not exceed five percent (5%) of the amount of such controllable

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Operating Expenses existing during the previous Lease Year. The parties recognize and agree that the amount of the Operating Expenses which are not controllable Operating Expenses, include, but are not limited to, taxes, insurance and utility expenses.

                  "Operating Expenses" shall mean all expenses, costs and disbursements, of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance and/or operation of the Project, (which shall not include cost of individual tenant improvements or management cost associated with leasing activities). By way of explanation and clarification, but not by way of limitation, these Operating Expenses will include the following:

                  (a) Wages and salaries of all employees engaged in operation and maintenance of the Project, employer's social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of disability and hospitalization insurance, pension or retirement benefits, and any other fringe benefits for such employees.

                  (b) All supplies and materials used in operation and maintenance of the Project.

                  (c) Cost of all utilities, including water, sewer, electricity, gas and fuel oil used by the Project and not charged directly to another tenant.

                  (d) Cost of Project management, janitorial services, accounting and legal services, trash and garbage removal, servicing and maintenance of all systems and equipment including, but not limited to, elevators, plumbing, heating, air conditioning, ventilating, lighting, electrical, security and fire alarms, fire pumps, fire extinguishers and hose cabinets, mail chutes, guard service, alarm system, painting, window cleaning, landscaping and gardening.

                  (e) Cost of casualty and liability insurance applicable to the Project and Landlord's personal property used in connection therewith.

                  (f) Cost of capital improvements, provided said capital improvements are intended to reduce other Operating Expenses or are a result of government requirements, excluding any such capital improvements required to cure existing violations of law as of the date hereof. Said capital improvements shall be amortized over their deemed useful life.

                  (g) Costs arising from implementation of Legal Requirements of Legal Authorities (defined below).

                  Landlord agrees to maintain accounting books and records reflecting Operating Expenses of the Project in accordance with generally accepted accounting principles.

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                  (i) Notwithstanding the above, Operating Expenses shall
exclude marketing or advertising costs for the Project, leasing and brokerage commissions and fees, executive or managerial salaries above the level of management, consulting fees, fees paid to architects, engineering, attorneys or other professionals, penalties incurred by the Landlord as a result of its failure to pay taxes or any other obligation on time, points, fees and interest charges, principal payments or other payments of any kind related to Landlord's financing of the Project or any part thereof, any cost resulting from Landlord's default under a lease or other agreement, the cost of containing, removing or otherwise remediating any contamination or other environmental liability, any cost resulting from the sale or transfer of the Project or any portion thereof, expenses resulting from defective construction or other work, costs arising for the negligent or other improper performance or non-performance of Landlord, coifs which are reimbursed by any tenant or occupant of the Project or by insurance, or any cost of work which is performed at the expense of Landlord under any other provision of this Lease.

                  "Taxes" shall mean all impositions, taxes, assessments (special or otherwise), water and sewer charges and rents, and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes therefor, including all taxes whatsoever (except only those taxes of the following categories: any inheritance, estate succession, transfer or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax paying entity without regard to Landlord's income source as arising from or out of the Project and/or the land on which it is located) attributable in any manner to the Project, the land on which the Building is located, the ground leasehold interest of Landlord, or the rents (however the term may be defined) receivable therefrom or any part thereof, or any use thereof, or any facility located therein or thereon or used in conjunction therewith or any charge or other payment required to be paid to any governmental authority, whether or not any of the foregoing shall be designated "real estate tax", "sales tax", "rental tax", "excise tax", "business tax", or designated in any other manner. Landlord's calculation of Taxes shall be made using the maximum discount allowed by Law.

                  Additional Rent due by reason of the provisions of this subsection 3.3 for the final months of this Lease is due and payable even though it may not be calculated until subsequent to the termination date of the Lease; the Operating Expenses and Taxes for the calendar year during which the Lease terminates shall be prorated according to that portion of said calendar year that this Lease was actually in effect. Tenant expressly agrees that Landlord, at Landlord's sole discretion, may apply the security deposit specified in section 5 hereof, if any, in full or partial satisfaction of any Additional Rent due under this Lease and not paid when required to be paid. If said security deposit is greater than the amount of any` such Additional Rent and there are no other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease, then within thirty (30) days after the end of the Term Landlord shall refund the balance of said security deposit to Tenant as provided in section 5. Nothing herein contained shall be construed to relieve Tenant, or imply that Tenant is relieved, of the liability for or the obligation to pay any Additional Rent due for the final month of this Lease by reason of the provisions of this Lease if said

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security deposit is less than such Additional Rent, nor shall Landlord be required to first apply said security deposit to such Additional Rent if there are any other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease.

                  3.4 It shall be the responsibility of Tenant to pay for all utilities with respect to the Premises when due to Landlord or to utility companies, as applicable. Tenant shall take all necessary actions to assure that no liens arise against the Premises or other portion of the Project as a result of Tenant's failure to pay for water, sewer, electricity, telephone or other charges, which expenses shall in no event exceed that which Tenant would pay if the Premises had been separately metered. To the extent that the utilities are separately metered the Tenant shall pay all such utilities directly to the applicable utility authority. To the extent the utilities are submetered then the Tenant shall pay to Landlord the amount reasonably determined and allocated by Landlord as being the utilities incurred in connection with Tenant's use of the Premises. To the extent the utilities serving the Premises are not separately metered or submetered, then the Landlord shall have the right to cause such utilities for the Premises to be included as a portion of the Operating Expenses. In no event shall Landlord be responsible for the quality, quantity, failure or interruption of any of such utility services to the Premises and/or any other portion of the Project unless the failure to provide such utilities shall be caused by the willful act or omission of the Landlord.

                  Tenant shall not, without Landlord's prior written consent, connect any additional electrical equipment of any type to the Project's electrical distribution system, beyond that on Tenant's approved plans and specifications for initial occupancy other than office machines which consume comparable amounts of electricity. Tenant's use of electrical current shall never exceed the capacity of the then existing electrical conductors and equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect on the Project's distribution of electricity via the Project's electrical system, Tenant shall not, without Landlord's prior written consent in each instance (which shall not be unreasonably withheld, based on availability of electric energy in the Project as allocated by Landlord to various areas of the Project), connect any fixture, appliance or equipment (other than normal business machines which do not materially increase Tenant's electrical consumption) to the Project's electrical system or make any alterations or additions to the electrical system of the Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment reasonably required therefor shall be provided by Landlord, and the cost thereof shall be paid by Tenant to Landlord within thirty (30) days of demand. Landlord shall have the right to require Tenant to pay sums on account of such costs prior to the installation of any such risers or equipment. Tenant will at all times comply with the reasonable rules and regulations applicable to service, equipment, wiring, and requirements of public utilities supplying electricity to the Building and such reasonable rules and regulations enacted by Landlord with respect to minimizing the unnecessary use of electrical service.

         3.5 In addition to the foregoing Rent, all other payments to be made by Tenant hereunder shall be deemed, for the purpose of securing the collection thereof, to be Additional Rent

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hereunder, whether or not the same be designated as such, and shall be due and payable on the earlier to occur of the date specified in this Lease or within thirty (30) days of demand, and Landlord shall have the same rights and remedies upon Tenant's failure to pay the same as for the nonpayment of the Rent. Landlord, at its election, shall have the right (but not the obligation) to pay for or perform any act which requires the expenditure of any sums of money by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease beyond any applicable notice and/or cure period, and, in the event Landlord shall, at its election, pay such sums or perform such acts requiring the expenditure of monies, Tenant agrees to reimburse and pay Landlord, within thirty (30) days of demand, or together with the next installment of Base Rent, whichever shall first occur, all such sums which shall be deemed to be Additional Rent hereunder and be payable by Tenant as such. If Landlord effects such cure of any default by Tenant by bonding any lien which Tenant is required to bond to satisfy any other obligation required to be performed by Tenant, Tenant shall obtain and substitute a bond for Landlord's bond, at its sole cost and expense, and reimburse Landlord for the cost of Landlord's bond.

                  3.6 Any reference in this Lease to "Rent" or "rent" includes Base Rent and Additional Rent.

                                 TIME OF PAYMENT

         4. Tenant shall promptly pay Base Rent, as the same may be adjusted from time to time, and Additional Rent and charges for work performed on order of Tenant, and any other charges that accrue under this Lease, at the times and place stated in this Lease.

                                SECURITY DEPOSIT

         5. Tenant, concurrently with the execution of this Lease, will deliver to Landlord a security deposit in the amount of Two Million Nine Hundred Thirty-Nine Thousand Fifty and No/100 Dollars ($2,939,050.00) ("Security Deposit"). In the event that Tenant shall incur hard costs in connection with the installation of its "Tenant Work" (as hereinafter defined on EXHIBIT D), which exceed the amount of the "Allowance Amount" (as those terms are hereinafter defined) and provided Tenant shall notify Landlord of such fact together with providing reasonable supporting documentation to Landlord in a form reasonably acceptable to Landlord within thirty (30) days after the Commencement Date then in such event the Security Deposit shall be reduced to an amount equal to the greater of (i) Two Hundred Fifty Thousand and No/100 Dollars ($250,000) or (ii) Two Million Nine Hundred Thirty-Nine Thousand Fifty and No/100 Dollars ($2,939,050.00) less the amount of hard costs incurred by Tenant in connection with the Tenant Work for the Premises which exceed the Allowance Amount as approved by Landlord, which approval shall not be unreasonably withheld or delayed (such Two Million Nine Hundred Thirty-Nine Thousand Fifty and No/100 Dollars [$2,939,050.00] as reduced, as provided above, if applicable, is referred to as the "Specified Amount"). In the event that the Tenant is current and in good standing of its obligations under this Lease as of each of the following dates, then (i) on the first day of the Second (2nd) Lease Year the

Security Deposit will be reduced by an amount equal to one-fifth (1/5) of the Specified Amount; (ii) on the first day of the third (3rd) Lease Year the Security Deposit will reduce by an additional amount equal to one-fifth (1/5) of the Specified Amount; (iii) on the first day of the fourth (4th) Lease Year the Security Deposit shall be reduced by an additional amount equal to one-fifth (1/5) of the Specified Amount; (iv) on the first day of the fifth (5th) Lease Year the Security Deposit will be reduced by an additional amount equal to one-fifth (1 /5) of the Specified Amount; and (v) on the first day of the sixth
(6th) Lease Year the Security Deposit will be reduced to Two Hundred Fifty Thousand Dollars ($250,000). Notwithstanding anything contained herein to the contrary with regard to the reduction of the amount of the Letter of Credit, at no time shall the Letter of Credit be reduced to an amount less than Two Hundred Fifty Thousand Dollars ($250,000). The form of the Security Deposit shall, at Tenant's option, be either (i) cash or cashier's check, or (ii) a clean, irrevocable letter of credit issued by a bank reasonably acceptable to the Landlord and in the form EXHIBIT "E" ("Letter of Credit"). The Security Deposit shall be retained by Landlord as security for the payment by Tenant of the Rent and all-other payments herein agreed to be paid by Tenant, and for the faithful performance by Tenant of the terms, provisions, covenants and conditions of this Lease. It is agreed that Landlord, at Landlord's option, may at the time of any Default by Tenant under any of the terms, provisions, covenants or conditions of the Lease, draw on the Security Deposit in whole or in part, toward the payment of the Rent and all other sums payable by Tenant under this Lease, and towards the performance of each and every one of Tenant's covenants under this Lease, but such covenants and Tenant's liability under this Lease shall thereby be discharged only pro tanto; that Tenant shall remain liable for any amounts that such sum shall be insufficient to pay; and in the event that Landlord does utilize any of the Security Deposit during the Term, Tenant shall immediately pay to Landlord such amount so that the Security Deposit shall remain in the total amount of the Security Deposit described above; that Landlord may exhaust any and all rights and remedies against Tenant before resorting to said sum, but nothing herein contained shall require or be deemed to require Landlord to do so; that, in the event the Security Deposit shall not be utilized for any such purposes, then such Security Deposit shall be returned by Landlord to Tenant within thirty (30) days after the end of the Term. In the event that the Security Deposit is in the form of a Letter of Credit, then if the expiration date under such Letter of Credit is less than thirty (30) days, the Tenant shall extend such expiration date, and if at any time the expiration of the Letter of Credit (as extended) is less than thirty (30) days, then Landlord shall be entitled to draw on such Letter of Credit and hold the proceeds as the Security Deposit hereunder.

                                       USE

         6. Tenant will use and occupy the Premises for the following use or purpose and for no other use or purpose: General Office.

                                 QUIET ENJOYMENT

         7. Upon payment by Tenant of the Rents herein provided, and upon the observance and performance of all terms, provisions, covenants and conditions on Tenant's part to be observed and performed, Tenant shall, subject to all of the terms, provisions, covenants and conditions of this Lease, peaceably and quietly hold and enjoy the Premises for the Term.

                               INSURANCE PREMIUMS

         8. If Landlord's insurance premiums exceed the standard premium rates because the nature of Tenant's operation results in extra hazardous exposure, then Tenant shall, upon receipt of appropriate invoices from Landlord, reimburse Landlord for such increase in premiums. It is understood and agreed between the parties hereto that any such increase in premiums shall be considered as rent due and shall be included in any lien for rent.

                              RULES AND REGULATIONS

         9. Except as may otherwise- conflict with the terms of this Lease, Tenant agrees to comply with all reasonable rules and regulations Landlord may adopt from time to time for operation of the Building and parking facilities and protection and welfare of Building and parking facilities, its tenants, visitors and occupants. The present rules and regulations, which Tenant hereby agrees to comply with, entitled "Rules and Regulations" are attached to this Lease as EXHIBIT "F". Any future reasonable rules and regulations shall become a part of this Lease, and Tenant hereby agrees to comply with the same upon delivery of a copy thereof to Tenant providing the same do not materially deprive Tenant of its rights established under this Lease. Landlord shall not discriminate against Tenant in the enforcement of such Rules and Regulations.

                            GOVERNMENTAL REQUIREMENTS

         10. Tenant shall faithfully observe in the use of the Premises all Legal Requirements of all Legal Authorities. Landlord agrees, at its sole cost and expense, to comply with all Legal Requirements relating to the Building, access to the Premises and the Common Areas (as such term is hereafter defined), except to the extent such compliance relates solely to Tenant's specific use and occupancy of the Premises. For purposes of Section 10, Tenant's specific use shall mean general office use which includes, but is not limited to, call center and other mortgage lending operations such as loan underwriting and funding as currently conducted by Tenant in Broward County, Florida. For the purposes of this Lease, "Legal Requirements" means any law, statute, code, rule, regulation, ordinance, order, judgment, decree, writ, injunction, franchise, permit, certificate, license (including any beer, wine, or liquor license), authorization, registration, or other direction or requirement of any Legal Authority, which is now or in the future applicable to the Premises, including those not within the present contemplation of-the parties and "Legal Authority" means any domestic or foreign federal, state, county, municipal, or other government or governmental or quasi-governmental department, commission, board, bureau, court, agency, or instrumentality having jurisdiction or authority over Landlord, Tenant and/or all or any part of the Premises. Notwithstanding the foregoing, Tenant shall only be responsible for compliance with the requirements of the Americans With Disabilities Act (the "ADA") to the extent such compliance relates to improvements to the interior non-structural portions of the Premises mandated by applicable governmental authority as a result of Tenant's specific use and occupancy of the Premises. All other improvements mandated by applicable governmental authority as a condition for Tenant's use and occupancy of the Premises shall be the responsibility of the Landlord.

                  Tenant shall:

                  A. neither cause nor permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, or process Hazardous Materials, except in compliance with all Legal Requirements;

                  B. neither cause nor permit a release or threatened release of Hazardous Materials onto the Premises or any other property as a result of any intentional or unintentional act or omission on the part of Tenant;

                  C. comply with all applicable Legal Requirements related to Hazardous Materials;

                  D. conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions on, from, or affecting the Premises in accordance with such applicable Legal Requirements and to the satisfaction of Landlord when and to the extent required by applicable legal authority;

                  E. upon the expiration or termination of this Lease, deliver the Premises to Landlord free of all Hazardous Materials; and

                  F. defend, indemnify, and hold harmless Landlord and Landlord's employees and other agents from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of any kind or nature, known or unknown, contingent or otherwise (including, without limitation, reasonable accountants' and attorneys' fees, including fees for the services of paralegals and similar persons, consultant fees, investigation and laboratory fees, court costs, and litigation expenses at the trial and all appellate levels), arising out of, or in any way related to the Project and/or otherwise affecting Landlord with respect to (a) the presence, disposal, release, or threatened release, by or caused by Tenant or its agents, employees, contractors or invitees ("Specified Parties"), of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals or otherwise; (b) any personal injury, including wrongful death, or damage to property, real or personal, arising out of or related to such Hazardous Materials caused by Tenant or it's Specified Parties or resulting from the use of the Premises; (c) any lawsuit brought, threatened, or settled by Legal Authorities or other parties, or order by Legal Authorities, related to such Hazardous Materials; and/or (d) any violation of Legal Requirements related in any way to such Hazardous Materials caused by Tenant or it's Specified Parties or resulting from the use of the Premises. The provisions of this Section shall survive the expiration or termination of this Lease. Hazardous materials are any oil and petroleum products and their byproducts, asbestos, polychlorobiphenols, flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials as defined under any Legal Requirements, including, without limitation, the following statutes and the regulations promulgated under their authority: (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.ss.ss.9601 et seq.); (b) the Hazardous Materials Transportation Act, as amended (49 U.S.C.ss.ss.1801 et seq.); (c) the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C.ss.ss.6901 et seq.); and (d) the Water Pollution and Control Act, as amended (33 U.S.C. 1317 et seq.).

                  G. Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge, no leak, spill, discharge, emission or disposal of Hazardous Materials has occurred on or about the Premises, the Building or the Common Areas (as such term is hereinafter defined). Landlord shall defend, indemnify, and hold harmless Tenant and Tenant's employees and other agents from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of any kind or nature, known or unknown, contingent or otherwise (including, without limitation, reasonable accountants' and attorneys' fees, including fees for the services of paralegals and similar persons, consultant fees, investigation and laboratory fees, court costs, and litigation expenses at the trial and all appellate levels), arising out of, or in any way related to (a) the presence, disposal, release, or threatened release, by or caused by Landlord or its agents, of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals or otherwise; (b) any personal injury, including wrongful death, or damage to property, real or personal, arising out of or related to such Hazardous Materials; (c) any lawsuit brought, threatened, or settled by Legal Authorities or other parties, or order by Legal Authorities, related to such Hazardous Materials; (d) any violation of Legal Requirements related in any way to such Hazardous Materials; and/or (e) any breach of Landlord's representations and warranties contained herein. The provisions of this Section shall survive the expiration or termination of this Lease.

                                    SERVICES

         11. Landlord will furnish the following services to Tenant:

                  A. Automatically operated elevator service, public stairs, electrical current for lighting, incidentals and normal office use, and water at those points of supply provided for general use of its tenants at all times and on all days throughout the year.

                  B. Maintenance of the building structure, mechanical systems, parking areas and common facilities of the Building.

                  C. There shall be twenty-four (24) hour roving security guard service provided in connection with the Project.

                  D. The Buildings in which the Premises are located shall be equipped with a card key access system or other limited access system designated by Landlord from time to time.

                  E. The Tenant shall have access to the Buildings in which the Premises are located twenty-four (24) hours a day, seven (7) days a week, fifty-two (52) weeks per year subject to casualty, condemnation and any limited access security system provided for such Building(s).

                  F. The Landlord shall provide a telephone room with a main feed to the Premises which shall be available to provide telephone access to the Premises, the location of which shall be as designated by Landlord from time to time and may be included in a portion of the Premises.

                  The services provided by Landlord shall be included as a portion of the Operating Expenses.

                  Such services shall be provided as long as Tenant is not in default beyond any applicable notice or cure period under any of the terms, provisions, covenants and conditions of this Lease, subject to temporary interruption caused by repairs, renewals, improvements, changes to service, alterations, strikes, lockouts, labor controversies, inability to obtain fuel or power, accidents, breakdowns, catastrophes, national or local emergencies, hurricanes, natural disasters, windstorms, acts of God and conditions and cause beyond the control of Landlord, and upon such happening, no claim for damages or abatement of rent for failure to furnish any such services shall be made by Tenant or allowed by Landlord. Notwithstanding the foregoing, should interruption of services prevent Tenant from operating its business for more than five (5) days, Tenant shall receive one (1) day of rent abatement for each day Tenant is unable to operate its business, unless such interruption is a result of a condition beyond the reasonable control of the Landlord.

                               TENANT IMPROVEMENTS

         12. Improvements, if any, to be made to the Premises by Landlord are specifically set forth as Landlord Work in the Work Letter attached as EXHIBIT "D" and thereto are no others. All leasehold improvements (as distinguished from trade fixtures and apparatus) installed in the Premises at any time, whether by or on behalf of Tenant or by or on behalf of Landlord, shall not be removed from the Premises at any time, unless such removal is consented to in advance by Landlord (which consent shall not be unreasonably withheld); and at the expiration of this Lease (either on the Termination Date or upon such earlier termination as provided in this Lease), all such leasehold improvements shall be deemed to be part of the Premises, and title thereto shall vest solely in Landlord without payment of any nature to Tenant. All trade fixtures and apparatus (as distinguished from leasehold improvements) owned by Tenant and installed in the Premises shall remain the property of Tenant and shall be removable at any time, including upon the expiration of the Term; provided Tenant shall not at such time be in default of any terms or covenants of this Lease, and provided further, that Tenant shall repair any damage to the Premises caused by the removal of said trade fixtures and apparatus and shall restore the Premises to substantially the same condition as existed prior to the installation of said trade fixtures and apparatus. The taking of possession by Tenant (or any permitted assignee or subtenant of Tenant) of all or any portion of the Premises for the conduct of business will be deemed conclusive evidence that Tenant has found the Premises, and all of their fixtures and equipment, acceptable, subject to any punch list items to the extent such items are the obligation of Landlord as otherwise set forth in this Lease.

                  Any charges against Tenant by Landlord for services or for work done on the Premises by order of Tenant, or otherwise accruing under this Lease, shall be considered as Rent due and shall be included in any lien for Rent.

                            REPAIR OF LEASED PREMISES

          13. Tenant shall, at Tenant's own expense, keep the interior Premises in good repair and tenantable condition during the Term and- shall replace at its own expense any and all broken glass caused by Tenant in and about the Premises. Tenant shall make no alterations, additions or improvements in or to the Premises without the written consent of Landlord (unless said improvement or alteration does not exceed Ten Thousand Dollars ($10,000), does not require a building permit, or does not affect the structural, mechanical or electrical systems of the building), which shall not be unreasonably withheld, but may be predicated upon but not limited to Tenant's use of contractors who are acceptable to Landlord; and all additions, fixtures, carpet or improvements, except only movable office furniture, and moveable trade fixtures shall be the property of Landlord from date of location in the Premises and shall remain a part of the Premises at the expiration of this Lease.

                  It is further agreed that this Lease is made by Landlord and accepted by Tenant with the distinct understanding and agreement that Landlord shall have the right and privilege to make and build additions to the Building of which the Premises are a part, and make such alterations and repairs to said Building as it may deem wise and advisable without any liability to the Tenant therefor. Landlord agrees to use efforts to minimize any disruption to Tenant's business operations.

                  Landlord covenants and agrees, at its expense, to keep, maintain and replace, if necessary, the structural systems of the Building and Common Areas, and the electrical, mechanical and plumbing systems, lines and connections leading to the Premises in good condition and repair. In the event the Premises become or are out of repair and not in good condition due to the acts or omissions of Landlord, or its agents, employees, representatives or contractors, or due to the failure of the Landlord to comply with the terms of this Lease, or as a result of a structural condition or a latent defect, then Landlord shall perform or cause to be performed, at its sole cost and expense, any and all repairs necessary to restore the Premises to a state of good condition and repair. Landlord shall promptly commence all repairs and shall diligently and continuously pursue to complete the same within ten (10) days after Landlord's receipt of written notice from Tenant or within a reasonable period thereafter if such repairs cannot reasonably be completed within such ten
(10) day period.

                                 INDEMNIFICATION

          14. Tenant further agrees that Tenant will pay all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and will indemnify Landlord against all expenses, costs, and charges, including bond premiums for release of liens and attorneys' fees and costs reasonably incurred in and about the defense of any suit in discharging the said Premises or any part thereof from any liens, judgments, or encumbrances caused or suffered by Tenant. In the event any such lien shall be made or filed, Tenant shall bond against or discharge the same within ten (10) days after the same has been made or filed. It is understood and agreed between the parties hereto that the expenses, costs and charges above referred to shall be considered as rent due and shall be included in any lien for Rent.

                  Tenant herein shall not have any authority to create any liens for labor or materials on Landlord's interest in the Premises and: all persons contracting with Tenant for the destruction or removal of any facilities or other improvements or for the erection, installation, alteration, or repair of any facilities or other improvements on or about the Premises, and all materialmen, contractors, subcontractors, mechanics, and laborers are hereby charged with notice that they must look only to Tenant and to Tenant's interests in the Premises to secure the payment of any bill for work done or material furnished at the request or instruction of Tenant.

                                     PARKING

          15. Landlord shall provide Tenant the "Specified Number" (as hereinafter defined) of unassigned parking spaces at no additional charge to Tenant whereby Tenant shall park in up to the Specified Number of parking spaces in the designated lots shown on EXHIBIT "G" attached hereto and made a part hereof. In the event that Tenant expands into the portion of Building J not presently included in the Premises, and Landlord is unable to provide Tenant with the Specified Number of parking spaces in the lots shown on EXHIBIT "G", then Landlord will provide additional parking spaces within the Project or construct a surface parking lot within the Project to enable the Tenant to be able to park in the Specified Number of unassigned parking spaces. The term "Specified Number" of parking spaces shall mean six (6) unreserved parking spaces for each one thousand (1,000) square feet of Rentable Area comprising the Premises, which Specified Number of parking spaces shall be unassigned, non-exclusive parking spaces for use by Tenant, its employees and invitees doing business with Tenant. In the event Tenant leases other space as a portion of the Premises in excess of the one hundred eleven thousand eight hundred fourteen (111,814) square feet of Rentable Area, pursuant to its right of first offer set forth in Section 52 below, then such additional portion of the Premises (if any) will entitle Tenant to utilize an additional parking spaces on the basis of six
(6) unreserved parking spaces per one thousand (1,000) square feet of Rentable Area comprising such Premises in excess of one hundred eleven thousand eight hundred fourteen (111,814) square feet of the Net Rentable Area. With respect to any additional Rentable Area Tenant may add other than pursuant to Section 52, the amount of parking provided will be as specified as Landlord and may be less than 6 unreserved parking spaces per one thousand square feet of Rentable

Area. Landlord reserves the.right to require Tenant to park any or all employee vehicles in specific areas of the parking lot at any time. Tenant shall comply with Landlord's reasonable procedures and policies in operating the Building parking areas. Landlord shall not be liable for any damage of any nature whatsoever to, or any theft of, automobiles or other vehicles or the contents of them, while in or about Building parking areas.

                               ESTOPPEL STATEMENT

          16. From time to time, upon not less than ten (10) days prior written request by Landlord, Tenant shall deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications); (b) the dates to which the rent and other charges have been paid; (c) that Landlord is not in default under any provisions of this Lease or, if in default, the nature thereof in detail; and
(d) such other matters pertaining to the Lease as Landlord may reasonably request. It is intended that any such statement delivered pursuant to this section may be relied upon by any prospective purchaser or mortgagee and their respective successors and assigns and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any failure to furnish the estoppel statement or misstatement contained in such estoppel statement. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant such estoppel certificate if Tenant fails to deliver the same within ten (10) days of Landlord's request therefor. This appointment is a power coupled with interest and is a material inducement to Landlord to enter into this Lease. From time to time, upon not less than ten (10) days prior written request by Tenant, Landlord shall deliver to Tenant a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications); (b) the dates to which the rent and other charges have been paid; (c) that Tenant is not in default under any provisions of this Lease or, if in default, the nature thereof in detail; and (d) such other matters pertaining to the Lease as Tenant may reasonably request.

                                  SUBORDINATION

          17. If the Building and/or Premises are at any time subject to a mortgage and/or deed of trust or ground lease, and Tenant has received written notice from Mortgagee or ground lessor of same, then in any instance in which Tenant gives notice to Landlord alleging default by Landlord hereunder, Tenant will also simultaneously give a copy of such notice to each Landlord's Mortgagee and/or ground lessor and each Landlord's Mortgagee and/or ground lessor shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of thirty (30) days, and Tenant will accept such curative or remedial action (if any) taken by Landlord's Mortgagee and/or ground lessor with the same effect as if such action had been taken by Landlord.

                  This Lease shall be subject and subordinate to any mortgage and/or ground lease now or hereafter encumbering the Building. This provision shall be self-operative without the execution of any further instruments. Notwithstanding the foregoing, however, Tenant hereby agrees to execute any instruments) which Landlord may deem desirable to evidence the subordination of this Lease to any and all such mortgages and/or ground lease. Landlord agrees that the subordination of this Lease as hereinabove provided is expressly conditioned upon the mortgagees) or future mortgagees) delivery to Tenant of a non-disturbance agreement which provides that provided the Tenant is current and in good standing of its obligations under this Lease the Tenant's possession of the Premises will not be disturbed by such lender upon any foreclosure of its mortgage.

                                   ATTORNMENT

          18. If the interests of Landlord under this Lease shall be transferred voluntarily or by reason of foreclosure or other proceedings for enforcement of any mortgage and/or ground lease on the Premises, Tenant shall be bound to such transferee (herein sometimes called the "Purchaser") for the remaining balance of the Term, and any extensions or renewals thereof which may be effective in accordance with the terms and provisions hereof with the same force and effect as if the Purchaser were Landlord under this Lease, and Tenant does hereby agree to attorn to the Purchaser, including the Mortgagee under any such mortgage and/or lessor under any such ground lease if it be the Purchaser, as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon such attornment, to the extent of the then remaining balance of the Term of this Lease and any such extensions and renewals, shall be and are the same as those set forth herein. In the event of such transfer of Landlord's interests, Landlord shall be released and relieved from all liability and responsibility thereafter accruing to Tenant under this Lease or otherwise and Landlord's successor by acceptance of rent from Tenant hereunder shall become liable and responsible to Tenant in respect in all obligations of the Landlord under this Lease effective as of the date of such transfer.

                                   ASSIGNMENT

          19. Without the written consent of Landlord first obtained in each case, which consent shall not be unreasonably withheld or delayed, Tenant shall not sublease, assign, transfer, mortgage, pledge, or otherwise encumber or dispose of this Lease or underlet the Premises or any part thereof or permit the Premises to be occupied by other persons. Transfer of controlling ownership interests in Tenant (which for purposes of this Lease means fifty-one percent (51%) or more of the ownership and/or voting interest in Tenant) shall be deemed an assignment for purposes of this section. Notwithstanding the foregoing, Landlord's consent shall not be required in the event Tenant desires to assign or sublet all or any portion of the Premises to a subsidiary or affiliate of Tenant (an "Affiliate") or should Tenant merge with another entity (the "Successor") provided the Successor's net worth (measured in accordance with generally accepted accounting principles) at the time of the transfer, assignment or subletting is at least equal to or greater than the net worth of Tenant

(measured in accordance with generally accepted accounting principles) at the time of the transfer, assignment or subletting. In the case of a subletting, Landlord's consent may be predicated, among other things, upon Landlord becoming entitled to collect and retain fifty percent of all rentals payable under the sublease, which are in excess of the rent due under the Lease. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect or accept rent from the assignee, undertenant, or occupant and apply the net amount collected or accepted to the rent herein reserved, but no such collection or acceptance shall be deemed a waiver of this covenant or the acceptance of the assignee, undertenant, or occupant as Tenant, nor shall it be construed as or implied to be a release of Tenant from the further observance and performance by Tenant of the terms, provisions, covenants and conditions herein contained.

                  In lieu of consenting or not consenting, Landlord may at its option (other than with respect to a permitted transfer to a Successor or Affiliate) (i) in the case of the proposed assignment or subletting of Tenant's entire leasehold interest, terminate this lease in its entirety, or (ii) in the case of the proposed assignment or subletting of a portion of the Premises, terminate this Lease as to that portion of the Premises which Tenant has proposed to assign or sublet. In the event Landlord elects to terminate this Lease pursuant to Clause (ii) of this section, Tenant's obligations as to Base Rent and Additional Rent shall be reduced in the same proportion that the Net Rentable Area of the portion of the Premises taken by the proposed assignee or subtenant bears to the total Net Rentable Area of the Premises.

                  In the event Landlord shall consent to an assignment or subletting of the Premises, Tenant shall pay, as Additional Rent, fifty percent (50%) of the amount received by Tenant from its transferees (whether paid to Tenant as consideration for Tenant's transfer of property or other assets other than Tenant's furniture and trade equipment) any consideration from the transferee in excess of the amount owed by Tenant to the Landlord under this Lease after first deducting the reasonable expenses directly incurred by Tenant in making such assignment or subletting, which Additional Rent shall be paid to Landlord as and when received by Tenant.

                             SUCCESSORS AND ASSIGNS

         20. All terms, provisions, covenants and conditions to be observed and performed by Tenant and Landlord shall be applicable to and binding upon the respective heirs, administrators, executors, successors and assigns or Landlord and Tenant, subject, however, to the restrictions as to assignment or subletting by Tenant as provided herein. All expressed covenants of this Lease shall be deemed to be covenants running with the land.

                  It is expressly understood and agreed by and between the parties that notwithstanding anything contained herein to the contrary, (a) Tenant shall look solely to the interest of Landlord in the Premises, and (b) no Landlord shall have any personal liability with regard to any obligations under this Lease, and (c) to the extent of any monetary obligation of Landlord, such obligation shall be limited to the Landlord's equity in the Premises provided that the provisions of this paragraph shall not preclude Tenant's right to equitable relief (other than monetary damages) against Landlord.

                            HOLD HARMLESS OF LANDLORD

         21. In consideration of said Premises being leased to Tenant for the above rent, Tenant agrees that Tenant, at all times, shall indemnify and keep Landlord harmless from all losses, damages, liabilities and expenses, which may arise or be claimed against Landlord and be in favor of any persons, firms or corporations, consequent upon or arising from the use of occupancy of the Premises by Tenant, or consequent upon or arising from any acts, omissions, neglect or fault of Tenant, his agents, servants, employees, licensees, visitors, customers, patrons or invitees, or consequent upon or arising from Tenant's failure to comply with any laws, statutes, ordinances, codes or regulations as herein provided; that Landlord shall not be liable to Tenant for any damages, losses or injuries to the persons or property of Tenant which may be caused by the acts, neglect, omissions or faults of any persons, firms or corporations, except when such injury, loss or damage results from negligence or intentional acts or omissions of Landlord, its agents, employees contractors, licensees, visitors or invitees, and that Tenant will indemnify and keep harmless Landlord from all damages, liabilities, losses, injuries, or expenses which may arise or be claimed against Landlord and be in favor of any persons, firms or corporations, for any injuries or damages to the person or property of any persons, firms or corporations, where said injuries or damages arose about or upon said Premises as a result of the negligence of Tenant, his agents, employees, servants, licensees, visitors, customers, patrons, and invitees. All personal property placed or moved into the Premises or Building shall be at the risk of Tenant or the owner thereof, and Landlord shall not be liable to Tenant for any damage to said personal property except as a result of damage caused by Landlord's willful act or gross neglect. Tenant shall maintain at all times during the Term an insurance policy or policies in an amount or amounts sufficient, in Landlord's reasonable opinion, to indemnify Landlord or pay Landlord's damages, if any, resulting from any matters set forth in this section.

         Landlord agrees that Landlord, at all times, shall indemnify and keep Tenant harmless from all losses, damages, liabilities and expenses, which may arise or be claimed against Tenant and be in favor of any persons, firms or corporations, consequent upon or arising from any acts, omissions, neglect or fault of Landlord, its agents, servants or employees, or consequent upon or arising from Landlord's failure to comply with any laws, statutes, ordinances, codes or regulations as herein provided; that Tenant shall not be liable to Landlord for any damages, losses or injuries to the persons or property of Landlord which may be caused by the acts, neglect, omissions or faults of any persons, firms or coiporations, except when such injury, loss or damage results from negligence or intentional acts or omissions of Tenant, its agents, employees contractors, licensees, visitors or invitees, and that Landlord will indemnify and keep harmless Tenant from all damages, liabilities, losses, injuries, or expenses which may arise or be claimed against Tenant and be in favor of any persons, firms or corporations, for any injuries or damages to the person or property of any persons, firms or corporations, where said injuries or damages arose about or upon said Premises as a result of the negligence of Landlord, his agents, employees and servants.

                  In case Landlord shall be made a party to any litigation commenced against Tenant, with respect to a matter for which Tenant has indemnified Landlord in this Section 21, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation and any appeal thereof. In case Tenant shall be made a party to any litigation commenced against Landlord, with respect to a matter for Landlord has indemnified Tenant in this Section 21, then Landlord shall protect and hold Tenant harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Tenant in connection with such litigation and any appeal thereof.

                                 ATTORNEYS' FEES

         22. If either party defaults in the performance of any of the terms, provisions, covenants and conditions of this Lease and by reason thereof the other party employees the services of an attorney to enforce performance of the covenants, or to perform any service based upon defaults, then in any of said events the prevailing party shall be entitled to reasonable attorneys' fees and all expenses and costs incurred by the prevailing party pertaining thereto (including costs and fees relating to any appeal) and in enforcement of any remedy.

                              DAMAGE OR DESTRUCTION

         23. In the event all or part of the Premises shall be destroyed or so damaged or injured by fire, windstorm, hurricane, natural disaster, or other casualty, during the Term, whereby the same shall be rendered untenantable, then Landlord shall have the right, but not the obligation, to render such Premises tenantable by repairs within one hundred eighty (180) days therefrom; Landlord shall have the further right, at its election, to cancel this Lease as to all or the untenantable portion of the Premises.

                  Landlord agrees that, within sixty (60) days following damage or destruction, it shall notify Tenant in writing with respect to whether or not Landlord intends to restore the Premises; provided, however, in the event that the Premises can reasonably be restored within sixty (60) days of such damage, then Landlord agrees upon receipt of its insurance proceeds with respect to such casualty that it shall restore such Premises and will not elect to terminate the Lease. If Landlord elects not to restore the Premises, then either party shall have the right to terminate this Lease, which termination shall be effective as of the date of the casualty and all rent and other charges shall be paid up to such date. Landlord's failure to notify Tenant in writing within such sixty (60) day period shall be deemed to constitute Landlord's election to restore the Premises. If Landlord elects to restore the Premises, it shall promptly commence such restoration and shall diligently and continuously proceed to complete the same within one hundred eighty (180) days after the date of the casualty. If said Premises are not rendered tenantable within the aforesaid one hundred eighty

(180) days plus an additional sixty (60) day grace period, it shall be optional with either party hereto, no later than the date that Premises are in fact rendered tenantable, to cancel this Lease as to the tenantable portion, and in the event of such cancellation the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing. During any time that all or a portion of the Premises are untenantable due to causes set forth in this Section, the Base Rent or a just and fair proportion thereof shall be abated.

                  Notwithstanding the foregoing, should damage or destruction occur during the last twelve months of the Term (as same may be extended by any timely extension of the Term) either Landlord or Tenant shall have the option to terminate this Lease as to the untenantable portion of the Premises, effective on the date of damage or destruction, provided notice to terminate is given within thirty (30) days of the date of such damage or destruction.

                  The proceeds of all insurance coverage with regard to Tenant's Premises and improvements shall be paid to the Landlord. Except as set forth above, the Tenant shall not be entitled to terminate this Lease and Landlord shall have no liability to Tenant for inconvenience, loss of business, annoyance or any other reason arising from any repairs or restorations of any portion of the Premises or building pursuant to any such casualty with respect to any such portion of the Building and/or Premises. In the event Landlord elects to restore the Premises, the Landlord will use reasonable efforts to make such repair, restoration promptly and in a manner not to unreasonably interfere with Tenant's use and occupancy of the Premises but Landlord shall not be required to do such repair or restoration except during normal business hours of Landlord.

                  The Landlord is not required to carry insurance of any kind on the Tenant's personal property and shall not be obligated to repair any damage to or replace any of Tenant's personal property and Tenant agrees to look solely to its insurance for recovery of any damage or loss to Tenant's personal property.

                                    INSURANCE

         23A. The Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted in the Premises. The Landlord shall not be liable for any accident to or injury to any person or persons or property in or about the Premises or the Project which are caused by the conduct and operation of said business or by virtue of equipment or property of the Tenant in said Premises. The Tenant agrees to hold the Landlord harmless against all such claims.

                  (1) Tenant shall, at Tenant's sole expense, obtain and keep in force during the Term and any extension or renewal hereof. (i) fire and extended coverage insurance with vandalism and malicious mischief endorsements and a sprinkler leakage endorsement (where applicable), on all of its personal property, including removable trade fixtures, located in the Premises, and on all leasehold improvements and any future additions and improvements made by Tenant, with limits of coverage in an amount not less than the greater of Three Million Dollars ($3,000,000.00) or the full replacement cost value thereof; and (ii) comprehensive general liability insurance, including contractual liability coverage, insuring Landlord (as an additional insured) and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.

                  (2) Landlord shall, at Landlord's sole expense, obtain and keep in force during the Term, and any extension or renewal of the Term: (i) "all risk" hazard insurance, protecting with extended coverage and broad form coverage against loss or damage to the Building and Common Areas (as such term is hereafter defined) by hazards typically covered under an "all risk" type insurance policy, in an amount not less than the full replacement value of the Building and Common Areas, which insurance Landlord may maintain under a "blanket" insurance policy covering not only the Building and Common Areas, but also other properties owned by the Landlord; and (ii) comprehensive general liability insurance, including contractual liability coverage insuring against liability associated with the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.

                  (3) All insurance required under this Section shall be with insurance companies approved by Landlord, which approval shall not be unreasonably withheld. Such companies shall be responsible insurance carriers authorized to issue the relevant insurance, authorized to do business in Florida and at least A-rated in the most current edition of BEST'S INSURANCE REPORTS. Comprehensive general liability insurance, including contractual liability coverage, shall have minimum limits of Three Million and No/100 Dollars ($3,000,000.00) for any loss of or damage to property from any one accident, and Three Million and No/100 Dollars ($3,000,000.00) for death of or injury to any one person from any one accident. Fire and extended coverage insurance with vandalism and malicious mischief endorsements and a sprinkler leakage endorsement shall have limits not less than the replacement cost of all property (personal or otherwise) and capital improvements in the premises. The limits of said insurance shall not, however, limit the liability of the Landlord or the Tenant hereunder. The policies cannot contain provisions which deny coverage because the loss is due to the fault of Landlord or Tenant. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, after three (3) business days notice to Tenant, procure and maintain same, but at the expense of Tenant. Tenant shall deliver to Landlord, prior to occupancy of the Premises, copies of policies of liability insurance required herein, or certificates evidencing the existence and amounts of such insurance, with loss payable clauses satisfactory to Landlord. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord shall have the right to review the Tenant's insurance once every year and to reasonably require Tenant to alter its insurance coverage to cover the effects of inflation and to include or eliminate certain provisions in the Tenant's insurance policy which reflect the then-current industry standards for this type of insurance coverage for similarly situated properties.

                                 EMINENT DOMAIN

         24. If there shall be taken during the Term any part of the Premises, parking facilities or Building, other than a part not interfering with maintenance, operations, or use of the Building, Landlord may elect to terminate this Lease or to continue same in effect. Tenant shall have the right to terminate the Lease if the parking area is affected by eminent domain and Landlord is unable to provide for Tenant's use substitute parking spaces in lieu of those taken which are within the parking lots) as provided in this Lease. If Landlord elects to continue the Lease, the Rent shall be reduced in proportion to the area of the Premises so taken and Landlord shall repair any damage to the Premises, resulting from such taking. If any part of the Premises is taken by condemnation or Eminent Domain which renders the Premises unsuitable for its intended use, the Tenant may elect to terminate this Lease, or if any part of the Premises is so taken which does not render the Premises unsuitable for its intended use, this Lease shall continue in effect and the rental shall be reduced in proportion to the area of the Premises so taken and Landlord shall repair any damage to the Premises resulting from such taking. If all of the Premises is taken by condemnation or Eminent Domain, this Lease shall terminate on. the date of the taking. All sums awarded (or agreed upon between Landlord and the condemning authority) for the taking of the interest of Landlord and/or Tenant, whether as damages or as compensation, and whether for partial or total condemnation, will be the property of Landlord. If this Lease should be terminated under any provisions of this section, Rent shall be payable up to the date that possession is taken by the authority, and Landlord will refund to Tenant any prepaid unaccrued Rent less any sum or amount then owing by Tenant to Landlord. Tenant shall have the right to file a separate claim for business losses, improvements to the premises made by Tenant and Tenant's equipment and other personal property, provided said claim does not reduce Landlord's award.

                                   ABANDONMENT

         25. Deleted.

                                                  DEFAULT

         26. The occurrence of any of the following during the Term shall constitute an "Event of Default" by Tenant:

                  A. Tenant shall fail to pay when due Base Rent, Additional Rent or any other charges, fees, costs or expenses that accrue under this Lease and such failure shall continue for a period of two (2) business days after Landlord notifies Tenant in writing of such failure. Notwithstanding the foregoing, Landlord shall not be obligated to deliver any written notice of monetary default, or allow any grace period, more than once in any calendar year.

                  B. Tenant shall, other than in the manner permitted under this Lease, make or permit or suffer to occur any assignment (including any transfer of interest in Tenant which is deemed to be an assignment under this Lease), sublease or occupancy arrangement, conveyance, transfer, conditional or collateral assignment, pledge, hypothecation, or other encumbrance, whether by operation of law or otherwise, of this Lease or any interest in this Lease;

                  D. Tenant shall fail in any other way in the performance or observance of any of the non-monetary terms and conditions of this Lease and such failure shall continue for a period of ten (10) days after Tenant's receipt of written notice from Landlord; provided, however, if the nature of the default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant promptly commences to cure and diligently pursues such cure to completion;

                  E. There shall be filed by or against Tenant or any Guarantor of this Lease in any court or other tribunal a petition in bankruptcy or insolvency proceedings or for reorganization or for the appointment of a receiver or trustee of all or substantially all of Tenant's, or any Guarantor's, property, unless such petition shall be filed against Tenant or any Guarantor of this Lease and Tenant or such Guarantor shall in good faith promptly thereafter commence and diligently prosecute any and all proceedings appropriate to secure the dismissal of such petition and shall secure such dismissal within sixty (60) days of its filing;

                  F. Tenant or any Guarantor of this Lease shall be adjudicated a bankrupt or an insolvent or take the benefit of any federal reorganization or composition proceeding, make an assignment for the benefit of creditors, or take the benefit of an insolvency law;

                  G. A trustee in bankruptcy or a receiver shall be appointed or elected or had for Tenant or any Guarantor of this Lease, whether under federal or state laws;

                  H. Tenant's interest under this Lease shall be sold under any execution or process of law;

                  I. Subject to the notice and cure period provided in subsection (D) above, Tenant shall fail to maintain current, duly issued occupational licenses, or any other permit or license required by an applicable legal authority for its operations at the Premises or Tenant shall fail to meet the insurance requirements of this Lease and provide certificates of insurance (or policies) as required by this Lease (and policies if requested) evidencing such compliance.

                  J. If a default of the kind set forth in 26.A-I shall occur and if either (i) Tenant shall cure such breach of this Lease within the applicable cure period or (ii) Landlord shall, in its sole discretion, permit Tenant to cure such breach after the applicable cure period has expired and if in either such event a similar breach of this Lease shall occur more than one additional time within the next three hundred sixty-five (365) days, then the Tenant shall not be entitled to any notice or cure period with respect to any such subsequent defaults and such subsequent defaults) shall constitute an Event of Default under this Lease.

                                    REMEDIES

         27. A. In the event of the occurrence of an Event of Default by Tenant, Landlord, at Landlord's option, may, in addition to any and all other rights and remedies available at law or in equity, elect to do one or more of the following:

                           (1) Accelerate all of the remaining Rent for the
Term, in which event all Rent shall become immediately due and payable;

                           (2) Terminate this Lease as provided by this Section
and re-enter the Premises and remove all persons and property from the Premises, either by summary proceedings or by any other suitable action or proceeding at law, or otherwise; or

                           (3) Without terminating this Lease, re-enter the
Premises and remove all persons and property from the Premises, either by summary proceedings or by any other suitable action or proceeding at law, or otherwise, and relet all or any part of the Premises.

                  B. If Landlord elects to terminate this Lease:

                           (1) Landlord shall give notice of such termination,
which shall take effect ten (10) days after such notice is given, or such greater number of days as is set forth in such notice, fully and completely as if the effective date of such termination were the date originally set forth in this Lease for the expiration of the Term;

                           (2) Tenant shall quit and peacefully surrender the
Premises to Landlord, without any payment by Landlord for doing so, on or before the effective date of termination; and

                           (3) All Rent, including all Base Rent and Additional
Rent (including arrearages), shall become due and shall be paid up to the effective date of termination, together with such expenses, including attorneys' fees, as Landlord shall incur in connection with such termination.

                  C. No receipts of monies by Landlord from Tenant after termination of this Lease shall reinstate, continue, or extend the Term, affect any Notice previously given by Landlord to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent.

                  D. If Landlord shall terminate this Lease, Landlord shall be entitled to retain, free of trust, all sums then held by Landlord pursuant to any of the provisions of this Lease. In the interim following such termination until the retention of such sums by Landlord free of trust, such sums shall be available to Landlord, but not to Tenant, pursuant to and for the purposes provided by the terms and conditions of this Lease.

                  E. In the event of any re-entry and/or dispossession by summary proceedings or otherwise without termination of this Lease:

                           (1) All Rent shall become due and shall be paid up to
the time of such reentry and/or dispossession, together with such expenses, including attorneys' fees, as Landlord shall incur in connection with such re-entry and/or dispossession by summary proceedings or otherwise; and

                           (2) All Rent for the remainder of the Term may be
accelerated and due in full, the collection of such sums being subject to the provisions of Subsection F, below; and

                           (3) Landlord may relet all or any part of the
Premises, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord's option, be equal to, less than, or greater than the period which would otherwise have constituted the balance of the Term. In connection with such reletting:

                                (a) Tenant or Tenant's representative shall pay,
as Additional Rent, to Landlord, as they are incurred by Landlord, such reasonable expenses as Landlord may incur in connection with reletting, including, without limitation, legal expenses, attorneys' fees, brokerage commissions, and expenses incurred in altering, repairing, and putting the Premises in good order and condition and in preparing the Premises for reletting;

                                (b) Tenant or Tenant's representative shall pay
to Landlord, in monthly installments on the due dates for Rent payments for each month of the balance of the Term, the amount by which any Rent payment exceeds the net amount, if any, of the rents for such period collected on account of the reletting of the Premises; any suit brought to collect such amount for any month or months shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month or months by a similar action or proceeding;

                                (c) At Landlord's option exercised at any time,
Landlord shall be entitled to recover immediately from Tenant, in addition to any other proper claims, but in lieu of and not in addition to any amount which would thereafter become payable under the preceding subsection, a sum equal to the amount by which the sum of the Rent for the balance of the Term, compound discounted at a reasonable rate selected by Landlord to its then-present worth, exceeds the net rental value of the Premises, compound discounted at the same annual rate to its then-present worth, for the balance of the Term. In determining such net rental value of the Premises, the rent realized by any reletting of the Premises, if such reletting is upon terms (other than rental amounts) generally comparable to the terms of this Lease, shall be deemed to be such net rental value; and

                                (d) At Landlord's option, Landlord may make such
alterations and/or decorations in or upon the Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of reletting the Premises; the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability under this Section; the cost of all such alterations and/or decorations shall be paid by Tenant to Landlord as Additional Rent.

                  F. Landlord shall have, receive, and enjoy as Landlord's sole and absolute property, any and all sums collected by Landlord as rent or otherwise upon reletting the Premises after Landlord shall resume possession of the Premises as provided by this Lease, including, without limitation, any amounts by which the sum or sums so collected shall exceed the continuing liability of Tenant under this Lease. If Landlord shall have accelerated Rent payments and collected same from Tenant, and subsequently shall have relet the Premises, then Landlord, after deducting all costs related to reletting, including, but not limited to, those described or anticipated in this Section, shall pay to Tenant the amount remaining which is collected as Rent for each month, to the extent Landlord shall have previously received the Rent for such month from Tenant.

                  G. Landlord and Tenant agree that after the commencement of suit for possession of the Premises or after final order or judgment for the possession of the Premises, Landlord may demand, receive, and collect any monies due or coming due without in any manner affecting such suit, order, or judgment. All such monies collected shall be deemed to be payments on account of the use and occupation of the Premises, or, at the election of Landlord, on account of Tenant's liability under this Lease.

                  H. The words "re-enter" and "re-entry", as used in this Section, are not and shall not be restricted to their technical legal meaning, but are used in the broadest sense.

                  I. Tenant waives all rights of redemption which may otherwise be provided by any legal requirement in the event that Landlord shall, because of the occurrence of an Event of Default by Tenant, obtain possession of the Premises under legal proceedings, or pursuant to present or future law or to the terms and conditions of this Lease.

                  Tenant expressly waives any demand for possession of the Premises and other property of Tenant thereon or any demand for payment of Rent hereunder or any notice of intention of Landlord to terminate this Lease or to reenter the Premises and Tenant expressly waives any other notice or demand prescribed by the Statutes of the State of Florida or any other applicable law, and Tenant agrees that service of the notices provided for herein may be made as set forth in this Lease. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant's rights, if any, to designate the items to which any payment made by Tenant are to be credited and Tenant agrees that Landlord may apply any payment made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items which any such payment shall be credited. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Premises (other than compulsory counterclaims).

                  J. Landlord, in addition to other rights and remedies it may have, shall have the right to (a) keep in place and use all of the furniture, fixtures, and equipment in the Premises, including that which is owned by or leased to Tenant, and (b) to remove all or any part of Tenant's property from the Premises and any property removed may be sold, disposed of, or stored in any public warehouse or elsewhere at the cost of and for the account of Tenant. Landlord shall not be responsible for the care or safekeeping of such property, whether in transport, storage or otherwise. Tenant waives any and all claim against Landlord for loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts; Tenant shall be liable to Landlord for costs incurred by Landlord in connection with any storage, transport or other acts anticipated in this Section and shall hold harmless and indemnify Landlord from all loss, damage, cost, expense and liability in connection therewith. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at all times thereafter elect to terminate this Lease for such previous default. Any such re-entry shall be allowed by Tenant without hindrance, and Landlord shall not be liable in damages for any such re-entry, or guilty of trespass or forcible entry.

                  K. Landlord shall be entitled, without notice or bond, to the issuance of prejudgment writs of replevin, pre judgment distress writs, attachment writs, break open orders, orders authorizing the locking of the Premises to protect Landlord's lien on personal property, fixtures and equipment, and such other orders as may be issued by a court of law or equity. Landlord shall have the right to take possession as allowed under Chapter 78, Florida Statutes. The remedies described in this Section are cumulative and in addition to and without waiver of all remedies allowed Landlord by this Lease or by case law, common law and statute now or hereinafter in effect. Tenant agrees that the rights and remedies granted Landlord in this Section are commercially reasonable.

                             ADMINISTRATIVE CHARGES

         28. In the event a Rent payment is not received within five (5) business days after its due date, interest shall be due thereon at the rate of eighteen percent (18%) per annum, on the then total Rent due and unpaid. This interest shall accrue on the amount unpaid, including prior interest and administrative fees and late charges, and shall become immediately due and payable from Tenant to Landlord, without notice or demand, at the place of payment. In the event any check, bank draft or negotiable instrument given for any payment under this Lease shall be dishonored at any time for any reason whatsoever not attributable to Landlord, Landlord shall be entitled, in addition to any other remedy that may be available, to an administrative charge of Two Hundred Dollars ($200.00). These provisions for administrative fees and late charges are not, and shall not be deemed, grace periods. Such administrative fees and late charges are not penalties, but liquidated damages to defray administrative, collection, and related expenses due to Tenant's failure to make such Rent payment when due or failure to process the dishonored instrument. An additional administrative fee and late charge shall become immediately due and payable on the first day of each month for which all or a portion of a Rent payment (together with any administrative fee and late charge) remains unpaid, and for each dishonored instrument.

                            WAIVER OF LANDLORD'S LIEN

         29. Landlord hereby waives any contractual, statutory or other Landlord's lien in any of Tenant's furnishings, equipment, fixtures, inventory and other property of any kind belonging to Tenant, or the equity of Tenant in such items, on the Premises or elsewhere, which are being financed.

                                WAIVER OF DEFAULT

         30. Failure of either Landlord or Tenant to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but each party shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law and/or in equity. No waiver by Landlord or Tenant of a default by the other shall be implied, and no express waiver by Landlord or Tenant shall affect any default other than the default specified in such waiver and that only for the time and extension therein stated.

                  No waiver of any term, provision, condition or covenant of this Lease by Landlord or Tenant shall be deemed to imply or constitute a further waiver by Landlord or Tenant of any other term, provision, condition or covenant of this Lease. In addition to any rights and remedies specifically granted Landlord arid Tenant herein, Landlord and Tenant shall be entitled to all rights and remedies available at law and in equity, whether existing at time of execution or of enforcement of this Lease, in the event that either party shall fail to perform any of the terms, provisions, covenants or conditions of this Lease to be performed or if Tenant fails to pay Base Rent, Additional Rent or any other sums due Landlord when due. All rights and remedies specifically granted to Landlord and Tenant herein, by law and in equity shall be cumulative and not mutually exclusive.

         Notwithstanding anything to the contrary in this Lease, both parties' claims for damages in connection with this Lease shall be limited to actual damages and shall exclude consequential, incidental and punitive damages, and Tenant's rights and remedies hereunder or at law and in equity are expressly subject to the limitations and exclusions set forth elsewhere in this Lease.

                                 RIGHT OF ENTRY

         31. Landlord, or any of its agents, shall have the right to enter the Premises during all reasonable hours and with reasonable notice to examine the same or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or to said Building, or to exhibit said Premises at any time within one hundred fifty (150) days before the expiration of this Lease. Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease. Landlord shall use its reasonable efforts to minimize disruption of Tenant's business when entering the Premises.

                                     NOTICE

         32. Any notice given Landlord as provided for in this Lease shall be sent to Landlord by registered mail, personal delivery or by nationally recognized overnight delivery service addressed to Landlord at the office of Landlord at 444 Brickell Avenue, Suite 1001, Miami, Florida 33131 or such other address as may be designated from time to time by Landlord. Any notice to be given Tenant under the terms of this Lease, unless otherwise stated herein, shall be in writing and shall be personally delivered or sent by registered mail or by nationally (U.S.) recognized overnight delivery service to the office of Tenant in the Building. Notices shall be deemed to have been given and delivered upon receipt or refusal of receipt. Either party, from time to time, by such notice, may specify another address in the continental United States to which subsequent notice shall be sent. Landlord shall send a copy of any notices of default to Tenant to Bilzin, Sumberg, Dunn, Price & Axelrod LLP, 2500 First Union Financial Center, Miami, FL 33131 Attn: John C. Sumberg.

                            LANDLORD CONTROLLED AREAS

         33. Landlord hereby grants to Tenant, and Tenant's officers, employees, agents, contractors, invitees, licensees, visitors, patrons and customers, the non-exclusive right to use, in common with Landlord and all other tenants of the Building, all automobile parking areas, driveways, entrances and exits thereto, common areas, and other facilities furnished by Landlord, including all parking areas, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, lobbies, elevators, restrooms and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers (collectively, the "Common Areas"). The Common Areas shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas and improvements; to police same; from time to time to change the area, level and location and arrangement of parking areas and other facilities hereinabove referred to; to close all or any portion of said areas or facilities to such extent as may in the opinion of Landlord's counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein, so long as Tenant's access to and use and enjoyment of the Premises and Tenant's rights under this Lease are not adversely affected; to close temporarily all or any portion of the public areas, Common Areas or facilities, so long as Tenant's access to and use and enjoyment of the Premises and Tenant's rights under this Lease are not adversely affected; to discourage non-tenant parking; and to do and perform such other acts in and to said areas and improvements as, in the sole judgment of Landlord, Landlord shall reasonably determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers. Landlord will operate and maintain the

Common Areas and other facilities referred to in such reasonable manner as Landlord shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to designate a manager of the parking facilities and/or Common Areas and other facilities who shall have full authority to make and reasonably enforce rules and regulations regarding the use of the same or to employ all personnel and to make and enforce all rules and regulations pertaining to and necessary for the proper operation and maintenance of the parking areas and/or Common Areas and other facilities.

                            CONDITION OF PREMISES ON
                      TERMINATION OF LEASE AND HOLDING OVER

         34. Tenant agrees to surrender to Landlord, at the end of the Term and/or upon any cancellation of this Lease, said Premises in as good condition as said Premises were at the beginning of the Term of this Lease, ordinary wear and tear, damage by fire or other casualty and minor alterations or any alterations approved by Landlord excepted. Tenant agrees that if Tenant does not surrender said Premises to Landlord at the end of the Term then Tenant will pay to Landlord double the amount of the current Rent for each month or portion thereof that Tenant holds over plus all damages that Landlord may suffer on account of Tenant's failure to so surrender to Landlord possession of said Premises, and will indemnify and hold Landlord harmless from and against all claims made by any succeeding Tenant of said Premises against Landlord on account of delay of Landlord in delivering possession of said Premises to said succeeding tenant so far as such delay is caused by failure of Tenant to so surrender the Premises.

         No receipt of money by Landlord from Tenant after termination of this Lease or the service of any notice of commencement of any suit or final judgment for possession shall reinstate, continue or extend the Term or affect any such notice, demand, suit or judgment.

         No act or thing done by Landlord or its agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it be made in writing and subscribed by a duly authorized officer or agent of Landlord.

                                  OCCUPANCY TAX

         35. Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the Term of this Lease against any occupancy interest or personal property of any kind, owned by or placed in, upon or about the Premises by Tenant.

                                      SIGNS

         36. Landlord shall have the right to install signs on the interior or exterior of the Building and Premises and/or change the Building's name or street address. The Tenant shall have the right to display its name and logo on Building H at a location selected by Landlord provided that prior to Tenant installing such signage, all such signage shall be subject to Landlord's prior written approval and approval of applicable governmental authority. All such signage shall be in compliance with applicable statutes, regulations, ordinances. Tenant shall, at its sole cost and expense, install and maintain such signage in good condition. Upon any termination of this Lease, Tenant shall remove all of its signage. Tenant agrees to repair at its sole cost and expense, any damage caused to the Building and/or other portions of the Project arising out the installation, maintenance and/or removal of such signage. Except as set forth above, the Tenant shall not, without the prior written consent of Landlord, install any other exterior signage on the Premises or elsewhere in the Project.

                                  TRIAL BY JURY

         37. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND TENANT'S USE OR OCCUPANCY OF THE PREMISES. Tenant further agrees that it shall not interpose any counterclaim or counterclaims, except compulsory counterclaims, in a summary proceeding or in any action based upon nonpayment of rent or any other payment required of Tenant hereunder. Upon Landlord's request, Tenant shall participate in mediation of a dispute between Landlord and Tenant; the cost of a mediator shall be borne equally by Landlord and Tenant.

                              RELOCATION OF TENANT

         38. Omitted Intentionally.

                                 RESERVED RIGHTS

         39. The Landlord reserves the right to change the name or address of the Building and/or Project at any time and from time to time; provided, however, in the event Landlord elects to change the name or address of the Building and/or the Project, then Landlord shall have the right to do so. Neither this Lease nor any use by Landlord shall give Tenant an easement or any right in or to the use of any door, passage, concourse or plaza in connection with the Building, with any other portion of the Project or to any public conveniences and the use of such portions of the Project may, without notice to Tenant, be regulated or discontinued at any time, provided Tenant shall be permitted to utilize the Common Areas as provided in this Lease. The Landlord may make such changes, alterations, additions and improvements in and to the Project and the Common Areas, as well as in and to the streets, parking areas, landscape areas and other areas of the Project, as Landlord shall deem necessary or desirable, so long as Tenant's access to and use and enjoyment of the Premises and Tenant's rights under this Lease are not adversely affected in any material respect. Tenant acknowledges that the Landlord is leasing to Tenant a portion of the interior of the Building and reserves all rights to permit other third parties to utilize any other portions of the Building or any portion of the Project and/or exterior of the Building, including, but not limited to, the roof of the Building. Tenant acknowledges that it has no right to any development rights, air rights, easement for light or view or comparable rights appurtenant to the Project and consents, without further consideration, to any utilization of such rights by Landlord and Tenant agrees to promptly execute and deliver any instruments which may reasonably be requested by Landlord, including documents evidencing such acknowledgment and consent.

                  Landlord reserves the right, at any time during the term of this Lease, to make changes, alterations, additions and improvements in and to any portion of the Project (including, but not limited to, the right to construct additional buildings and/or improvements within the Project without incurring any liability to Tenant therefore; provided, however, changes may not be made to the interior of the Premises without Tenant's consent unless such changes will not adversely affect in any material manner Tenant's use of the Premises as contemplated by this Lease; and provided further that Tenant's access to and use and enjoyment of the Premises and Tenant's rights under this Lease are not adversely affected in any material respect.

                  The Tenant shall permit Landlord to install, use, maintain, replace and add additional pipes, lines, utilities, ducts and conduits within walls, load bearing columns and ceilings located in or upon the Premises. Landlord reserves the right, at its option, to install and maintain, use, repair and replace pipes, ducts, conduits, utility lines and wires within the walls, hung in ceiling space, column space and partitions and/or beneath the floor slabs or above or below the Premises or other portions of the Building except the Landlord shall not unreasonably interfere with and/or interrupt business operation of Tenant within the Premises and the Landlord shall repair and restore any damage to the Premises caused by Landlord in performing such work.

                  In the event Landlord desires to submit the Premises to a Declaration of Protective Covenants in connection with the Project, then Landlord shall have the right do so, so long as Tenant's access to and use of the Premises for the uses permitted hereunder are not adversely affected in any material respect. Tenant hereby acknowledges that Landlord and/or others, in its sole and absolute discretion, shall have the right to develop and/or redevelop the Project in such manner as the Landlord, its successors and assigns, desires or shall have the right not to further develop. The Tenant understands that the Project may now or in the future be developed and/or redeveloped and the Tenant hereby agrees that it shall not and is hereby estopped from objecting to the method or manner in which the Project is developed; provided, however, that the development and/or redevelopment of the Project shall not materially affect Tenant's ability to access and utilize the Premises for the uses permitted pursuant to this Lease, affect the interior of the Premises nor preclude Tenant's right to parking as provided in this Lease.

                  Tenant hereby agrees to join and to execute any and all documents pertaining to all or any portion of the Project which are reasonably requested by Landlord, including, but not limited to, land use amendments, zoning applications, development of regional impact applications and/or other permits, authorizations or documents which are to be filed with any governmental or quasi-governmental authority with regard to the development of all or any part of the Project which may now or in the future be owned by Landlord, its successors and assigns ("Joinders"), provided that such Joinders shall be without additional expense to Tenant and shall not unreasonably affect Tenant's ability to access and utilize the Premises for the uses permitted under this Lease, affect the interior of the Premises nor preclude Tenant's right to parking as provided in this Lease.

                             INVALIDITY OF PROVISION

         40. If any term, provision, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, provision, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, provision, covenant or condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law. This Lease shall be construed in accordance with the laws of the State of Florida.

                                 TIME OF ESSENCE

         41. Time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

                                  MISCELLANEOUS

         42. The terms Landlord and Tenant as herein contained shall include singular and/or plural, masculine, feminine and/or neuter, heirs, successors, executors, administrators, personal representatives and/or assigns wherever the context so requires or admits. The terms, provisions, covenants and conditions of this Lease are expressed in the total language of this Lease Agreement and the section headings are solely for the convenience of the reader and are not intended to be all inclusive. Any exhibit or attachment or formally executed addendum to or modification of this Lease shall be expressly deemed incorporated by reference herein unless a contrary intention is clearly stated therein.

                                 EFFECTIVE DATE

         43. Submission of this instrument for examination does not constitute an offer, right of first refusal, reservation of or option for the Premises or any other space or premises in, on or about the Building. This instrument-becomes effective as a lease only upon the date ("Effective Date") that this Lease has been executed by and a copy of such executed Lease delivered to both Landlord and Tenant.

                                ENTIRE AGREEMENT

         44. This Lease contains the sole and entire agreement between the parties hereto and supersedes all previous written or oral negotiations or agreements between the parties with respect to the subject matter of this Lease, and it may be modified only by an agreement in writing signed by Landlord and Tenant. No surrender of the Premises, or of the remainder of the term of this Lease, shall be valid unless accepted by Landlord in writing. Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written or contemporaneous oral promises, agreements or warranties except such as are expressed herein. All of the parties to this Lease have participated in its negotiations and preparation; accordingly, this Lease shall not be more strictly construed against any one of the parties.

                                    BROKERAGE

         45. Tenant represents and warrants that it has dealt with no broker, agent or other person other than Landlord and Landlord's broker ACP Realty Services, L.L.C. (which entity is related to Landlord) and Harbour Real Estate Corporation (which entity represents the Tenant in this transaction) (the aforementioned brokers are collectively referred to as "Authorized Brokers") in connection with this transaction and that no broker, agent or other person, other than Tenant, Landlord or Authorized Brokers brought about this transaction. Tenant and Landlord each agree to indemnify and hold harmless the other from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue or having dealt with such indemnifying party with regard to this leasing transaction other than the Authorized Brokers. The Landlord agrees to pay the Authorized Brokers a brokerage commission in accordance with the , terms of a separate brokerage agreement between the Landlord and the Authorized Brokers. The provisions of this section shall survive the termination of this Lease.

                                  FORCE MAJEURE

         46. Neither Landlord nor Tenant shall be required to perform any term, condition, or covenant in this Lease (other than the payment of Rent and other charges and monies due and owing under this Lease) so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, labor disputes (whether lawful or not), material or labor shortages, restrictions by any governmental authority, civil riots, floods, and any other cause not reasonably within the control of Landlord and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome. Lack of money shall not be deemed force majeure.

                           STATUTORY RADON GAS NOTICE

         47. Radon Gas: Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantity, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your County Public Health Unit.

                                    NO WAIVER

         48. No waiver by Landlord or Tenant of any breach by the other of any term or condition of this Lease, and no failure by Landlord or Tenant to exercise any right or remedy in respect of any such breach, shall constitute a waiver or relinquishment for the future, or bar any right or remedy of Landlord and Tenant, in respect of any other breach of such term or condition or any breach of any other term or condition of this Lease. No payment by Tenant or receipt of payment by Landlord of an amount less than the full amount then due Landlord under this Lease shall be construed as anything other than a partial payment of such sum then due and owing. No endorsement or statement on any check or letter or any form of payment of accompanying document shall be deemed to be an accord or satisfaction or other form of settlement; Landlord may accept any such payment without prejudice to its rights to recover the balance of sums due and owing under this Lease or to pursue any other remedy permitted under this Lease.

                                    SURVIVAL

         49. All obligations of Tenant and Landlord which are or may be intended by their nature to be performed and/or complied with after the expiration or earlier termination of this Lease shall survive such expiration or termination. Express provisions in this Lease which require or permit survival in specific instances, or as to specific obligations, shall not be deemed a limitation upon the generality of this survival clause.

                              PROVISIONS SEVERABLE

         50. Every provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. If any provision of this Lease, or the application of such provision to any person or circumstance, shall be determined by appropriate judicial authority to be illegal, invalid, or unenforceable to any extent, such provision shall, only to such extent, be deemed stricken from this Lease as if never included. The remainder of this Lease, and the application of such provision to persons or circumstances other than those as to which such provision is held illegal, invalid, or unenforceable, shall not be affected.

                                 BINDING EFFECT

         51. The terms and conditions of this Lease shall bind the parties and their respective successors and assigns, and shall inure to the benefit of the parties and their respective permitted successors and assigns. Any waiver of rights by either party shall be deemed not only to be a waiver of such rights by such party but also a waiver of such rights for and on behalf of such party's successors and assigns. This Lease may be changed, amended, or modified only by an agreement in writing signed by the party against whom such change, amendment, or modification is sought to be enforced. If Tenant, with Landlord's consent, shall occupy the Premises prior to the beginning of the Term as specified above, all provisions of this Lease shall be in full force and effect commencing upon such occupancy, and rent for such period shall be paid by Tenant at the same rate herein specified. Tenant recognizes and acknowledges that the provisions of this paragraph are material inducements to Landlord to enter into this Lease.

                              RIGHT OF FIRST OFFER

         52. Provided Tenant is not in default at the time of exercise of the right of first offer, and subject to the existing rights of existing tenants under leases which predate this Lease, Tenant shall have a right of first offer to expand the Premises into any available space in Building J for the initial Term of this Lease (but not any renewal term), beginning at the Commencement Date. In the event Tenant exercises its rights to expand the Premises into any available space in Building J, the Tenant and Landlord shall enter into a lease modification agreement which shall evidence, confirm and acknowledge such expansion. All terms and conditions for such expansion space shall be the same as provided in this Lease for the original Premises, except that Base Rent and other concessions in respect of such expansion space shall be at prevailing fair market rates, as reasonably determined by Landlord. Landlord shall notify Tenant, in writing, no more than one hundred twenty (120) days prior to the Availability Date (as such term is hereafter defined), of the location and size of the space and the date in which such space will become available for occupancy (the "Availability Date"). Tenant shall notify Landlord in writing no more than five (5) days from the date of Tenant's receipt of Landlord's notice, that it intends to exercise the right of first offer. Failure to notify Landlord within such five (5) day period shall be deemed a rejection of the space, and Landlord shall have the right to lease the space for a period of one year thereafter without notice to Tenant. Should Tenant lease additional space pursuant to this provision, the lease expiration date for the expansion Premises shall be coterminous with the lease expiration date for the original Premises, unless the expiration date of this Lease for the original Premises is within five years of the lease commencement date of the expansion Premises, in which event the Tenant shall exercise its option to extend the Term if the expiration date of this Lease is within five (5) years of the date Landlord notifies Tenant of the availability of such space.

                  The right of first offer set forth in this Paragraph 52 shall expire upon any termination of this Lease. The provisions of this Paragraph 52 shall not be applicable during any period in which an Event of Default exists and is continuing.

                                 NO RECORDATION

         53. Neither this Lease nor any memorandum of its terms shall be recorded in the Public Records of Broward County, Florida.

                                      AS IS

         54. Except for the items of Landlord Work set forth on Exhibit "D," Tenant accepts the condition of the Premises in its "as is" condition as of the date hereof and Tenant, having fully inspected the condition of the Premises, waives all claims as to the existing condition of the Premises whether patent, latent or otherwise.

                                 BINDING EFFECT

         55. The terms and conditions of this Lease shall bind the parties and their respective successors and assigns, and shall inure to the benefit of the parties and their respective permitted successors and assigns (to extent assignment is permitted as to Tenant). Any waiver of rights by either party shall be deemed not only to be a waiver of such rights by such party but also a waiver of such rights for and on behalf of such party's successors and assigns. This Lease may be changed, amended, or modified only by an agreement in writing signed by Landlord and Tenant. If Tenant, with Landlord's consent, shall occupy the Premises prior to the beginning of the Term as specified above, all provisions of this Lease shall be in full force and effect connecting upon such occupancy, and Rent for such period shall be paid by Tenant at the same rate herein specified. Tenant recognizes and acknowledges that the provisions of this paragraph are material inducements to Landlord to enter into this Lease.

                   LANDLORD'S REPRESENTATIONS AND WARRANTIES.

         56. Landlord represents and warrants to Tenant that: (i) Landlord is the fee simple owner of the Premises, the Building and the Common Areas; (ii) Landlord has the full right and authority to make this Lease; (iii) the undersigned agent has full power, right and authority to execute this Lease for and on behalf of the Landlord and to fully bind Landlord; and (iv) no restrictive covenant, easement, lease or other written agreement restricts, prohibits or otherwise affects Tenant's rights set forth in this Lease.

         IN WITNESS WHEREOF, the parties hereto, have signed, sealed and delivered this Lease in quadruplicate, on the date and year first above written.

WITNESSES:                             LANDLORD:

                                       ACP OFFICE 1 LLC, .
                                       a Delaware limited liability company


                                       BY: ACP SOUTH FLORIDA LLC,
                                          --------------------------------------
                                           a Florida limited liability company,
                                           its operating member
/s/ STEVEN D. CASTER
-------------------------------------      BY: ACP SOUTH FLORIDA CORP.
Name: Steven D. Caster                        ----------------------------------
     --------------------------------          a Florida corporation.
                                               its managing member
/s/ GLORIA SARDINAS
-------------------------------------           By: /s/ RODOLFO PRIO TOUZET
Name: Gloria Sardinas                              -----------------------------
     --------------------------------               Name: Rodolfo Prio Touzet
                                                    Title: Treasurer/Secretary

WITNESSES:                             TENANT:

                                       MORTGAGE.COM, a Florida corporation

                                       By: /s/ SETH S. WERNER
                                          --------------------------------------
/s/ JOHN C. SCAMBY                         Seth S. Werner, its President
-------------------------------------
Name: John C. Scamby
     --------------------------------

/s/ MARIBEL CALDERIN
-------------------------------------
Name: Maribel Calderin
     --------------------------------